Exhibit 10

Schedule 13D

This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original Memorandum of Understanding was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) is entered into in order to establish the principles which shall govern the partial spin-offs from PASA PARTICIPAÇÕES S.A. (PASA) and EDSP75 PARTICIPAÇÕES S.A. (“EDSP75”), as well as AG TELECOM PARTICIPAÇÕES S.A. (“AG”) and LF TEL S.A. (“LF”), in order to segregate the interests in shares of capital stock held by these companies in CTX Participações S.A. and in Contax Participações S.A. (“CTX Spin-offs”), as well as the exchanges of shares between Portugal Telecom, SGPS S.A. or its subsidiaries (“Portugal Telecom”) and the remaining shareholders of PASA, and between Portugal Telecom and the remaining shareholders of EDSP75, to be executed upon the consummation of the CTX Spin-offs (the “Share Exchanges”), which are necessary in connection with the proposed combination of activities and businesses of Portugal Telecom and Oi, resulting, among other things, in Portugal Telecom’s ceasing to exist and its shareholder base being merged with that of the shareholders of Oi and of Telemar Participações S.A. (“TelPart”) (the “Transactions”).

The above-mentioned Transactions, specifically with respect to PASA, EDSP75, AG and LF, shall include the merger of these companies into Telemar Participações S.A., which will either merge into Oi or will become a company which will aggregate the shareholder base of Oi and Portugal Telecom (“Holding”). In any case, these Transactions will require the prior segregation of the interests held by AG and LF in CTX Participações S.A. and in Contax Participações S.A., by means of the CTX Spin-offs, so as to make possible share exchanges between Portugal Telecom and the remaining shareholders of the spun-off companies, thus allowing Portugal Telecom to no longer hold, at the moment it ceases to exist, interests in contact center companies and to concentrate its investments in Brazil exclusively in telecommunications activities through Oi.

1. Objective:

The Parties intend to establish the principles that will govern the consummation of the CTX Spin-offs and the Share Exchanges.

2. CTX Spin-offs and Share Exchanges:

The CTX Spin-offs and the Share Exchanges shall take place in accordance to the following terms and conditions:

2.2.1 The CTX Spin-offs shall result in the companies incorporated for such purpose holding all the shares of capital stock issued by CTX Participações S.A. (“CTX”) and Contax Participações S.A. (“Contax”) currently held directly by AG and LF and, indirectly, by PASA and EDSP75, with those shareholders maintaining the same proportionate interest in the companies resulting from the spin-offs as they currently hold in AG and LF and in PASA and EDSP75, as applicable.

2.2.2 Once the above-mentioned CTX Spin-offs are completed, Portugal Telecom and remaining shareholders of PASA, as well as Portugal Telecom and the remaining shareholders of EDSP75, shall exchange shares such that Portugal Telecom no longer shall be, directly or indirectly, a shareholder of CTX and Contax, and of the companies resulting from the spin-offs, and such that the remaining shareholders of PASA and EDSP75 shall thereafter, directly and indirectly, be the owners of the shares of capital stock of CTX and Contax currently held by Portugal Telecom and the only shareholders of the companies resulting from the spin-offs. Portugal Telecom, in return, shall receive, directly or indirectly, shares of capital stock of AG and LF, and/or of TelPart and/or of Oi.

2.2.3 The structure of the CTX Spin-offs or the Share Exchanges may be altered upon mutual agreement of the Parties, always with the objective of segregating the interests held by PASA, EDSP75, AG and LF in CTX and Contax and of the exit of Portugal Telecom, directly or indirectly, from these companies.

3. Definitive Agreements:

The Parties shall use their best efforts to, within the term of this MOU, or any extensions thereto, negotiate and execute the definite agreements, setting forth all the necessary measures for the implementation of the CTX Spin-offs and the Share Exchanges, as set forth in the terms of this MOU (the “Definitive Agreements”).

The Definitive Agreements shall establish that the execution or effectiveness of the Share Exchanges shall be conditioned upon the valid consummation of the capital increase of Oi contemplated in connection with the business combination of Portugal Telecom and Oi, and which will be the first step in the Transactions (the “Oi Capital Increase”).

In addition to the condition set forth above, the Definitive Agreements shall provide that the Share Exchanges shall be effected after the Oi Capital Increase and prior to the remaining steps of the Transactions, in particular the corporate restructuring of the controlling shareholder structure of Oi, with the merger of PASA into AG, the merger of EDSP75 into LF and the subsequent merger of AG, LF and Bratel Brasil S.A. with and into TelPart.

The CTX Spin-offs shall not be subject to the consummation of the Transactions and may be effected by the Parties regardless of the consummation of the Transactions.

4. Conditions Precedent:

The completion of the CTX Spin-offs and the Share Exchanges contemplated by this MOU shall, in any event, be subject to the satisfaction of all the following conditions precedent, among others that may be necessary or agreed.

a) Obtaining the necessary legal and administrative authorizations in Brazil, Portugal and other applicable jurisdictions, especially CADE, the Portuguese Competition Authority (Autoridade da Concorrência), including the approvals and/or registration with the CVM and the CMVM, as applicable to the CTX Spin-offs and or the Share Exchanges;

b) Agreement of the Parties to the terms and conditions of the Definitive Agreements and its Annexes, and approval of the terms of the CTX Spin-offs or Share Exchanges, as applicable, to be agreed upon by the competent governing bodies of each of the companies and their respective shareholders;

c) Obtaining prior approvals from creditors and third parties where required to implement the CTX Spin-offs or the Share Exchanges, as applicable, as well as the waivers or consents of creditors of the Parties and companies involved in the Transactions to avoid violations or defaults under contracts as a result of the Transactions, in the manner to be agreed in the Definitive Agreements;

If any of the above conditions to the consummation of the CTX Spin-offs or the Share Exchanges is not satisfied for any reason, none of the Parties will be required to consummate the CTX Spin-offs or the Share Exchanges, as applicable, and if such transactions are not consummated, none of the Parties shall be entitled to claim any compensation from any other Party.

5. Term:

This MOU will remain in effect until October 1, 2014, unless it is extended by the Parties by written agreement, and will cease to be in effect on that date if the Parties have not reached an agreement on the subject matter of this MOU. Item 7 shall remain in full force and effect for a further period of three years as from the expiration date of this MOU.

6. Exclusivity:

During the term of this MOU, the Parties shall ensure reciprocal exclusivity in relation to the matters contained herein.

7. Confidentiality:

Each of the Parties, their respective officers, directors, collaborators, employees or representatives, agree to maintain the confidentiality of negotiations and discussions undertaken under this MOU, as well as the information to which they have access as a result of the same, except with regard to compliance with applicable law and regulatory standards for securities markets applicable to the Parties and their respective subsidiaries.

8. Market Disclosure:

The Parties shall, immediately after the signing of this MOU, disclose material facts to the market, subject to the terms of the drafts that are attached hereto and made a part of this MOU.

9. Law, Dispute Resolution and Applicable Jurisdiction

This MOU has been drafted under and will be governed by Brazilian law.

The parties expressly agree that the competent court to settle any litigation or dispute arising from the interpretation or application of this MOU will be the court of the City of Rio de Janeiro, expressly waiving jurisdiction of any other court, regardless of any superior jurisdictional status it may have.

And, in witness whereof, the Parties execute this instrument in two(2) counterparts of equal content and form, in the presence of two (2) undersigned witnesses.

Executed in Lisbon, October 1, 2013.

AG Telecom Participações S.A.

Name:	Name:
Title:	Title:

Andrade Gutierrez Telecomunicações Ltda.

Name:	Name:
Title:	Title:

LF Tel. S.A.

Name:	Name:
Title:	Title:

La Fonte Telecom S.A.

Name:	Name:
Title:	Title:

PASA Participações S.A.

Name:	Name:
Title:	Title:

EDSP75 Participações S.A.

Name:	Name:
Title:	Title:

Bratel Brasil S.A.

Name:	Name:
Title:	Title:

Portugal Telecom, SGPS S.A.

Name:	Name:
Title:	Title:

Witnesses:

1.	2.
Name:	Name:
RG:	RG:
CPF/MF:	CPF/MF: